Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES SECOND QUARTER FISCAL 2025 RESULTS
Loudon, TN, January 30, 2025 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter ended December 31, 2024.
Second Quarter Fiscal 2025 Highlights Compared to Second Quarter Fiscal 2024:
•Net sales decreased 5.1% to $200.3 million
•Unit volume decreased 11.0% to 1,222 units
•Gross profit decreased 0.2% to $37.4 million
•GAAP net income decreased 76.1% to $2.4 million
•GAAP net income available to Class A Common Stock per share (diluted) decreased 76% to $0.12 per share
•Adjusted EBITDA decreased 26.3% to $16.9 million
•Adjusted fully distributed net income per share decreased 46% to $0.31 per share on a fully distributed weighted-average share count of 20.4 million shares of Class A Common Stock

"During the second quarter, we navigated a challenging marine environment by leveraging our strong brand portfolio of industry-leading innovation while maintaining an unwavering focus on dealer health," commented Steve Menneto, Chief Executive Officer of Malibu Boats, Inc. "While retail softness persists, particularly in our saltwater markets, our emphasis on maintaining disciplined channel inventory levels and prudent production is our focus heading into the second half of the fiscal year. Our Year-End Sales event and early season boat shows provided decent results, however, we are seeing a less prominent rebound in demand heading into selling season. We will continue to monitor in-season shows to gain further indicators of consumer interest but remain cautious."

"As we look to the second half of the year, we are adjusting our production levels to match a challenging retail environment as we head into the selling season, as indicators of demand are below our original assumptions. Based on these conditions, we are updating our full-year guidance to reflect the reality of weaker retail market trends," commented Bruce Beckman, Chief Financial Officer of Malibu Boats, Inc. "Our priority is maintaining dealer health and aligning production with demand levels to set the stage for long-term success. With a strong balance sheet and continued cash flow generation, we remain confident in weathering the near-term challenges while positioning Malibu for sustainable future growth."

Second Quarter Fiscal 2025 Results (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
	(Dollars In Thousands)
Net Sales	$200,280	$211,074	$371,860	$466,904
Gross Profit	$37,418	$37,475	$65,627	$94,269
Gross Profit Margin	18.7%	17.8%	17.6%	20.2%
Net Income (Loss)	$2,421	$10,144	$(2,726)	$30,914
Net Income (Loss) Margin	1.2%	4.8%	(0.7)%	6.6%
Adjusted EBITDA	$16,890	$22,930	$26,785	$61,918
Adjusted EBITDA Margin	8.4%	10.9%	7.2%	13.3%

Exhibit 99.1
Net sales for the three months ended December 31, 2024 decreased $10.8 million, or 5.1%, to $200.3 million as compared to the three months ended December 31, 2023. The decrease in net sales was driven primarily by decreased unit volumes in the Malibu and Saltwater Fishing segments resulting primarily from decreased wholesale shipments, partially offset by a favorable model mix in our Malibu and Saltwater Fishing segments and inflation-driven year-over-year price increases. Unit volume for the three months ended December 31, 2024, decreased 151 units, or 11.0%, to 1,222 units as compared to the three months ended December 31, 2023. Our unit volume decreased primarily due to lower wholesale shipments across the Malibu and Saltwater Fishing segments driven by lower retail activity and our dealers' desire to hold less inventory.
Net sales attributable to our Malibu segment decreased $2.3 million, or 3.0%, to $74.1 million for the three months ended December 31, 2024, compared to the three months ended December 31, 2023. Unit volumes attributable to our Malibu segment decreased 81 units for the three months ended December 31, 2024, compared to the three months ended December 31, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven by a decrease in units, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment decreased $12.6 million, or 15.2%, to $70.2 million, for the three months ended December 31, 2024, compared to the three months ended December 31, 2023. Unit volumes attributable to our Saltwater Fishing segment decreased 88 units for the three months ended December 31, 2024 compared to the three months ended December 31, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and our dealers' desire to hold less inventory. The decrease in net sales was driven by a decrease in units, partially offset by favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment increased $4.1 million, or 7.8%, to $56.0 million for the three months ended December 31, 2024, compared to the three months ended December 31, 2023. Unit volumes attributable to Cobalt increased 18 units for the three months ended December 31, 2024 compared to the three months ended December 31, 2023, primarily due to higher wholesale shipments during the period. The increase in net sales was driven primarily by an increase in units and inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 6.6% to $163,895 per unit for the three months ended December 31, 2024, compared to the three months ended December 31, 2023. The increase in overall consolidated net sales per unit was driven primarily by favorable model mix in our Malibu and Saltwater Fishing segments and inflation-driven year-over-year price increases offset by an unfavorable segment mix. Net sales per unit for our Malibu segment increased 12.0% to $141,141 per unit for the three months ended December 31, 2024, compared to the three months ended December 31, 2023, driven by favorable model mix, inflation-driven year-over-year price increases and non-boat related customer service parts sales. Net sales per unit for our Saltwater Fishing segment increased 8.3% to $221,303 per unit for the three months ended December 31, 2024 driven by inflation-driven year-over-year price increases, partially offset by increased dealer incentive costs. Net sales per unit for our Cobalt segment increased 2.7% to $147,442 per unit for the three months ended December 31, 2024, compared to the three months ended December 31, 2023, driven by inflation-driven year-over-year price increases.
Cost of sales for the three months ended December 31, 2024 decreased $10.7 million, or 6.2%, to $162.9 million as compared to the three months ended December 31, 2023. The decrease in cost of sales was primarily driven by a 5.1% decrease in net sales due to lower unit volumes, partially offset by higher per unit material costs of $4.9 million, $2.7 million and $2.4 million for the Malibu, Saltwater Fishing, and Cobalt segments, respectively. The increase in per unit material costs was primarily driven by a model mix that corresponds to higher cost per unit and inflationary pressures.
Gross profit for the three months ended December 31, 2024 decreased $0.1 million, or 0.2%, to $37.4 million compared to the three months ended December 31, 2023. The decrease in gross profit was driven by lower net sales partially offset by decreased cost of sales for the reasons noted above. Gross margin for the three months ended December 31, 2024 increased 90 basis points from 17.8% to 18.7% driven primarily by the decrease in cost of sales as a percentage of revenue driven by strong Malibu performance/model mix.

Exhibit 99.1
Selling and marketing expenses for the three months ended December 31, 2024 increased $0.4 million, or 6.7% to $6.0 million compared to the three months ended December 31, 2023. The increase was driven primarily by an increase in certain personnel expenses and marketing events. As a percentage of sales, selling and marketing expenses increased 30 basis points to 3.0% for the three months ended December 31, 2024 compared to 2.7% for the three months ended December 31, 2023. General and administrative expenses for the three months ended December 31, 2024 increased $11.1 million, or 71.9%, to $26.5 million as compared to the three months ended December 31, 2023, driven primarily by legal fees, incentive pay, salaries and stock-based compensation expense. As a percentage of sales, general and administrative expenses increased 6% to 13.3% for the three months ended December 31, 2024 compared to 7.3% for the three months ended December 31, 2023. Amortization expense remained flat at $1.7 million for the three months ended December 31, 2024.
Operating income for the second quarter of fiscal year 2025 decreased to $3.2 million from $14.7 million in the second quarter of fiscal year 2024. Net income for the second quarter of fiscal year 2025 decreased 76.1% to $2.4 million from $10.1 million and net income margin decreased to 1.2% from 4.8% in the second quarter of fiscal year 2024. Adjusted EBITDA in the second quarter of fiscal year 2025 decreased 26.3% to $16.9 million from $22.9 million, while Adjusted EBITDA margin decreased to 8.4% from 10.9% in the second quarter of fiscal year 2024.
Fiscal 2025 Guidance
For the full fiscal year 2025, Malibu anticipates net sales percentage to be flat to down low single digits year-over-year and Adjusted EBITDA margin at approximately 10%.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter of fiscal year 2025 results on January 30, 2025 at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our

Exhibit 99.1
presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, amortization, and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation settlements and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income (loss) as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our liquidity.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income (loss) attributable to Malibu Boats, Inc. (i) excluding income tax expense (benefit), (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense (benefit) on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income (loss) attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income (loss) on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income (Loss) is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income (loss) as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures."

Exhibit 99.1
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our expectations for our financial performance for fiscal year 2025, the momentum we are seeing and the promising signs from boat shows, and our plan to ramp up production in the third fiscal quarter.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions; general economic conditions; the continued strength and positive perception of our brands; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net sales	$200,280	$211,074	$371,860	$466,904
Cost of sales	162,862	173,599	306,233	372,635
Gross profit	37,418	37,475	65,627	94,269
Operating expenses:
Selling and marketing	5,985	5,610	10,849	11,362
General and administrative	26,545	15,440	53,785	36,145
Amortization	1,712	1,713	3,428	3,428
Operating income (loss)	3,176	14,712	(2,435)	43,334
Other expense (income), net:
Other (income), net	(9)	(9)	(19)	(19)
Interest expense	585	671	981	1,555
Other expense, net	576	662	962	1,536
Income (loss) before provision (benefit) for income taxes	2,600	14,050	(3,397)	41,798
Provision (benefit) for income taxes	179	3,906	(671)	10,884
Net income (loss)	2,421	10,144	(2,726)	30,914
Net income (loss) attributable to non-controlling interest	58	263	(41)	774
Net income (loss) attributable to Malibu Boats, Inc.	$2,363	$9,881	$(2,685)	$30,140

Comprehensive (loss) income:
Net income (loss)	$2,421	$10,144	$(2,726)	$30,914
Other comprehensive (loss) income:
Change in cumulative translation adjustment	(2,780)	1,427	(1,812)	676
Other comprehensive (loss) income	(2,780)	1,427	(1,812)	676
Comprehensive (loss) income	(359)	11,571	(4,538)	31,590
Less: comprehensive (loss) income attributable to non-controlling interest, net of tax	(9)	300	(89)	793
Comprehensive (loss) income attributable to Malibu Boats, Inc., net of tax	$(350)	$11,271	$(4,449)	$30,797

Weighted-average shares outstanding used in computing net income (loss) per share:
Basic	19,741,507	20,375,750	19,883,625	20,481,119
Diluted	19,804,384	20,450,204	19,883,625	20,567,218
Net income (loss) available to Class A Common Stock per share:
Basic	$0.12	$0.49	$(0.14)	$1.47
Diluted	$0.12	$0.49	$(0.14)	$1.47

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	December 31, 2024	June 30, 2024
Assets
Current assets
Cash	$35,118	$26,945
Trade receivables, net	16,387	23,141
Inventories	144,851	145,573
Prepaid expenses and other current assets	10,097	6,470
Total current assets	206,453	202,129
Property, plant and equipment, net	242,612	244,601
Goodwill	50,991	51,415
Other intangible assets, net	171,971	175,449
Deferred tax assets	58,279	58,097
Other assets	8,370	7,933
Total assets	$738,676	$739,624
Liabilities
Current liabilities
Accounts payable	28,891	19,152
Accrued expenses	106,370	119,430
Income taxes and tax distribution payable	309	4
Total current liabilities	135,570	138,586
Deferred tax liabilities	16,622	17,661
Other liabilities	8,469	8,045
Payable pursuant to tax receivable agreement	40,613	40,613
Long-term debt	23,000	—
Total liabilities	224,274	204,905

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 19,728,123 shares issued and outstanding as of December 31, 2024; 20,181,542 issued and outstanding as of June 30, 2024	196	200
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of December 31, 2024 and June 30, 2024	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and June 30, 2024	—	—
Additional paid in capital	48,475	64,222
Accumulated other comprehensive loss, net of tax	(6,010)	(4,198)
Accumulated earnings	467,100	469,785
Total stockholders' equity attributable to Malibu Boats, Inc.	509,761	530,009
Non-controlling interest	4,641	4,710
Total stockholders’ equity	514,402	534,719
Total liabilities and stockholders' equity	$738,676	$739,624

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of Net Income (Loss) as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income (Loss) Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$2,421	$10,144	$(2,726)	$30,914
Provision (benefit) for income taxes	179	3,906	(671)	10,884
Interest expense	585	671	981	1,555
Depreciation	7,825	6,343	15,198	12,667
Amortization	1,712	1,713	3,428	3,428
Professional fees [1]	2,035	290	3,042	1,147
Litigation settlement [2]	—	—	3,500	—
Stock-based compensation expense [3]	2,133	(137)	4,033	1,323
Adjusted EBITDA	$16,890	$22,930	$26,785	$61,918
Net Sales	$200,280	$211,074	$371,860	$466,904
Net Income (Loss) Margin [4]	1.2%	4.8%	(0.7)%	6.6%
Adjusted EBITDA Margin [4]	8.4%	10.9%	7.2%	13.3%

(1)
For the three and six months ended December 31, 2024, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to the Batchelder matters and ongoing litigation with Tommy's Boats and Matthew Borisch for fiscal year 2025. For the three and six months ended December 31, 2023, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.

(2)	Represents the amount the Company has agreed to pay pursuant to a settlement agreement with the Chapter 11 trustee (the "Trustee") for Tommy's Fort Worth LLC and its affiliate debtors. The Settlement Agreement was approved by United States Bankruptcy Court of the Northern District of Texas Fort Worth Division (the "Bankruptcy Court") on November 19, 2024, but has not gone effective because the Bankruptcy Court has not yet decided whether Mr. Borisch’s claims are property of the Tommy’s Boats bankruptcy estates. The Trustee’s request for that finding and an injunction against Mr. Borisch is still pending before the Bankruptcy Court.
(3)	Represents equity-based incentives awarded to employees under our long-term incentive plans and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	We calculate net income (loss) margin as net income (loss) divided by net sales and we define Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Loss) (Unaudited):
The following table shows the reconciliation of the numerator and denominator for Net Income (Loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income (Loss) per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of numerator for net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income (loss) attributable to Malibu Boats, Inc.	$2,363	$9,881	$(2,685)	$30,140
Provision (benefit) for income taxes	179	3,906	(671)	10,884
Professional fees [1]	2,035	290	3,042	1,147
Acquisition and integration related expenses [2]	1,677	1,677	3,354	3,354
Stock-based compensation expense [3]	2,133	(137)	4,033	1,323
Litigation settlement [4]	—	—	3,500	—
Net income (loss) attributable to non-controlling interest [5]	58	263	(41)	774
Fully distributed net income before income taxes	8,445	15,880	10,532	47,622
Income tax expense on fully distributed income before income taxes [6]	2,069	3,890	2,580	11,667
Adjusted fully distributed net income	$6,376	$11,990	$7,952	$35,955

Exhibit 99.1

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of denominator for net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income (loss) per share:	19,741,507	20,375,750	19,883,625	20,481,119
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [7]	321,419	455,919	321,419	455,919
Weighted-average unvested restricted stock awards issued to management [8]	287,154	259,652	289,034	246,118
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	20,350,080	21,091,321	20,494,078	21,183,156

The following table shows the reconciliation of net income (loss) available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net income (loss) available to Class A Common Stock per share	$0.12	$0.49	$(0.14)	$1.47
Impact of adjustments:
Provision (benefit) for income taxes	0.01	0.19	(0.03)	0.53
Professional fees [1]	0.10	0.02	0.15	0.06
Acquisition and integration related expenses [2]	0.08	0.08	0.17	0.16
Stock-based compensation expense [3]	0.11	(0.01)	0.20	0.06
Litigation settlement [4]	—	—	0.18	—
Net income (loss) attributable to non-controlling interest [5]	—	0.01	—	0.03
Fully distributed net income per share before income taxes	0.42	0.78	0.53	2.31
Impact of income tax expense on fully distributed income before income taxes [6]	(0.10)	(0.19)	(0.13)	(0.57)
Impact of increased share count [9]	(0.01)	(0.02)	(0.01)	(0.04)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.31	$0.57	$0.39	$1.70

Exhibit 99.1

(1)
For the three and six months ended December 31, 2024, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to the Batchelder matters and ongoing litigation with Tommy's Boats and Matthew Borisch for fiscal year 2025. For the three and six months ended December 31, 2023, represents legal and advisory fees related to ongoing litigation with the Company's insurance carriers related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.

(2)	For the three and six months ended December 31, 2024 and 2023, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(3)	Represents equity-based incentives awarded to employees under our long-term incentive plans and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Represents the amount the Company has agreed to pay pursuant to a settlement agreement with the Trustee for Tommy's Fort Worth LLC and its affiliate debtors. The Settlement Agreement was approved by the Bankruptcy Court on November 19, 2024, but has not gone effective because the Bankruptcy Court has not yet decided whether Mr. Borisch’s claims are property of the Tommy’s Boats bankruptcy estates. The Trustee’s request for that finding and an injunction against Mr. Borisch is still pending before the Bankruptcy Court.
(5)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(6)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.5% of income before income taxes for the three and six months ended December 31, 2024 and 2023, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2025 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(7)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(8)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(9)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.